Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE PROMISSORY NOTE

$25,000

                                         May 8, 2009

                                         San Diego, California

For value received, Ethos Environmental, Inc., a Nevada corporation (the “Company”), promises to pay to MKM Opportunity Master Fund, Ltd. (the “Holder”), the principal of twenty five thousand dollars ($25,000). Interest shall accrue from the date of this Note on the unpaid principal amount at 10% per annum. This Note is one of a series of Convertible Promissory Notes (the “Notes”) containing substantially identical terms and conditions issued under that certain Securities Purchase Agreement dated concurrently herewith (the “Purchase Agreement”).

1.

Maturity. Unless converted, this Note will be due and payable on May 8, 2011 (the “Maturity Date”). Accrued interest shall be due and payable on the Maturity Date. Notwithstanding the foregoing, the unpaid principal of this Note, and any interest, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy, or the appointment of a receiver or trustee to take possession of the assets of the Company.

2.

Conversion.

(a)

Conversion by Holder. The entire principal amount of this Note and any accrued interest may be converted into shares of the Company’s common stock by election of the Holder at any time during the term of this Note. The number of shares to be issued upon such conversion shall be determined by dividing (i) the entire principal amount of this Note plus any accrued interest by (ii) 0.40, rounded up to the nearest whole share.

(b)

Conversion by the Company. The Company may convert the entire principal amount of this Note, including accrued interest into shares of the Company’s common stock if the closing price of the Company’s stock as reported on the Over the Counter Markets is $0.50 or more for 5 consecutive trading days. The number of shares to be issued upon such conversion shall be determined by dividing (i) the entire principal amount of this Note plus any accrued interest by (ii) 0.40, rounded up to the nearest whole share.

(c)

Mechanics and Effect of Conversion. Upon conversion of this Note, the Holder shall surrender this Note at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable issue and deliver to Holder, a certificate or certificates for the number of shares to which such Holder is entitled upon conversion. Upon conversion of this Note, the Company will be released from all of its obligations under this Note.

4.

Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest and the remainder applied to principal. Interest shall be paid monthly in arrears, commencing on the first day of the month following the date of this Note.

5.

Transfer; Successors and Assigns.  The Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company.

6.

Governing Law. This Note and the rights and obligations of the parties hereto shall be governed in accordance with the laws of the State of California.

7.

 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or

48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

8.

 Amendments and Waivers. This Note may be amended only with the written consent of the Company.

9.

[RESERVED]

10.

 Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

11.

 Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

[SIGNATURE PAGE FOLLOWS]

COMPANY:

ETHOS ENVIRONMENTAL, INC.

By: _________________________________

       Corey P. Schlossmann, CEO

Address & Fax for Notice:

6800 Gateway Park Drive

San Diego, Ca 92154

Fax: 619.575.9300